                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                    Universal Automotive Industries, Inc.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

    (5) Total fee paid:


--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

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





                     Universal Automotive Industries, Inc.
                            3350 North Kedzie Avenue
                            Chicago, Illinois  60618
                                 (773) 478-2323

                 _______________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 26, 1997

                  _______________________________________________

        To The Stockholders of Universal Automotive Industries, Inc.:

                The Annual Meeting of Stockholders of Universal Automotive Industries, Inc. (the "Company") will be held on Thursday, June 26, 1997, at 10:00 a.m., at the Radisson Hotel Lincolnwood, 4500 West Touhy Avenue, Lincolnwood, Illinois, for the following purposes:

                1. To elect six Directors to serve until the next annual meeting of stockholders or until their successors are elected or qualified;

                2. To ratify the appointment of Altschuler, Melvoin and Glasser LLP as the Company's independent auditors for 1997; and

                3.      To transact such other business as may
                        properly come before the meeting or any
                        adjournment thereof.

                Only Stockholders of record as of the close of business on May
        2, 1997, will be entitled to notice of and to   vote at the meeting or
        at any adjournment thereof.

                                        By Order of The Board of Directors:


                                        Jerome J. Hiss
                                        Secretary


        Chicago, Illinois
        May 8, 1997

                             YOUR VOTE IS IMPORTANT

                REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL ASSURE THAT A QUORUM IS PRESENT AT THE MEETING AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.

                     UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                            3350 North Kedzie Avenue
                            Chicago, Illinois  60618

                          ___________________________

                                PROXY STATEMENT

                          ___________________________

                   PROXY SOLICITATION AND GENERAL INFORMATION

         This proxy statement (the "Proxy Statement") is furnished to the holders (the "Stockholders") of shares of common stock of Universal Automotive Industries, Inc., a Delaware corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the annual meeting of Stockholders (the "Meeting") to be held on Thursday, June 26, 1997, at 10:00 a.m., at the Radisson Hotel Lincolnwood, 4500 West Touhy Avenue, Lincolnwood, Illinois, and any adjournment thereof. The Company's bylaws (the "Bylaws") require the Directors to call and hold an annual meeting of stockholders each year. This Proxy Statement and the enclosed proxy were mailed to the Company's Stockholders on or about May 8, 1997. Stockholders who wish to attend the meeting should contact the Company at (773) 478-2323.

         Only Stockholders of record at the close of business on May 2, 1997 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date, 6,729,425 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), having one vote each, were issued and outstanding. A majority of the outstanding shares of Common Stock, represented at the Meeting in person or by proxy, will constitute a quorum.

         The Company will bear all costs associated with the solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement and the reimbursement of brokerage firms and other record holders of shares of Common Stock for their expenses in forwarding proxy materials to beneficial owners of such shares. Following the original solicitation of proxies by mail, proxies may be solicited by officers and employees of the Company by telephone, facsimile, telegraph or in person. Such officers and employees will not be additionally compensated for soliciting proxies.

         Shares represented by properly executed proxies in the accompanying form received by the Board of Directors prior to the Meeting will be voted at the Meeting. Shares not represented by properly executed proxies will not be voted. If a Stockholder specifies a choice with respect to any matter to be acted upon, the Shares represented by that proxy will be voted as specified.
If the Stockholder does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal referred to therein, the shares represented by that proxy will be voted with respect to that proposal in accordance with the recommendations of the Board of Directors described herein. A Stockholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Company before the proxy is voted at the Meeting; (ii) executing and delivering a later-dated proxy; or (iii) attending the Meeting and voting the shares in person.

         The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting is required for the election of Directors and the ratification of the independent auditors. With regard to the election of Directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes (shares not voted by brokers due to the absence of instructions from street name holders) on a matter are not considered voted or as present or represented on that matter and will have no effect on the outcome of the election of Directors. Unless the context otherwise requires, the term the "Company" includes Universal Automotive Industries, Inc. and its direct and indirect subsidiaries, including its predecessor, Universal Automotive, Inc.

                             ELECTION OF DIRECTORS

         The Board of Directors has nominated the six persons named below for election as Directors at the Meeting to serve until the 1998 Meeting of Stockholders and until their elected successors are qualified. The Bylaws provide that the Board of Directors shall consist of seven directors. The Board of Directors may increase or decrease this number from time to time.
Each of the six nominees below is presently serving as a member of the Board of Directors. Each nominee has consented to have his name appear as a nominee in this Proxy Statement and to serve as a Director of the Company if elected. Should any nominee become unable to serve as a Director, shares of Common Stock represented at the Meeting by valid proxies may be voted for the election of such substitute nominee(s) as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve as a Director.

         The following information is provided concerning the nominees for election as Directors of the Company:


             NAME                AGE     DIRECTOR SINCE       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
             ----                ---     --------------       --------------------------------------------
  Arvin Scott                    40           1986         Mr. Scott  has  served  as  President  and  Chief
                                                           Executive  Officer  of  the  Company since  March
                                                           1996.    Mr.  Scott  served  as   Executive  Vice
                                                           President  of the  Company from  October  1994 to
                                                           March 1996  and served  as Vice  President of the
                                                           Company  from 1986  to October  1994.   Mr. Scott
                                                           joined  the Company  in  1981 as  a  purchaser of
                                                           automotive  aftermarket   replacement  parts  for
                                                           distribution in the  Chicago jobber market.  From
                                                           1984 to 1986,  Mr. Scott served as Vice President
                                                           of   an   unaffiliated   Chicago-based  warehouse
                                                           distributor, of which he  was a 50%  owner.   Mr.
                                                           Scott   oversees  the  distribution  of  the  UBP
                                                           Universal  Brake  Parts  line  and the  Company's
                                                           manufacturing operations.

  Yehuda Tzur                    44           1981         Mr. Tzur, the  founder of the Company, has served
                                                           as its  Chairman of the Board  of Directors since
                                                           October  1994.  From 1981 to March 1996, Mr. Tzur
                                                           served as President and  Chief Executive  Officer
                                                           of the Company.   Mr. Tzur oversees the Company's
                                                           wholesale commodities operations.

  Eric Goodman                   40           1994         Mr.   Goodman  has   served  as   Executive  Vice
                                                           President  - Canadian  Operations of  the Company
                                                           since October 1994 and  served as Vice  President
                                                           of the  Company from April 1994  to October 1994.
                                                           Mr.  Goodman  oversees  the   Company's  Canadian
                                                           operations.   From 1982 to 1994,  Mr. Goodman was
                                                           the  owner  and  President  of  Aaron  Automotive
                                                           Industries,  Inc. ("Aaron").   Prior  to founding
                                                           Aaron in 1982, Mr. Goodman was employed for eight
                                                           years by Aimco Industries, a leading manufacturer
                                                           of brake components, now owned by ITT Automotive,
                                                           Inc.

             NAME                AGE     DIRECTOR SINCE       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
             ----                ---     --------------       --------------------------------------------
  Sami Israel                    55           1984         Mr. Israel  has served  as Vice  President of the
                                                           Company   since  October   1994  and   served  as
                                                           Treasurer of  the  Company from  1984 to  October
                                                           1994.   Mr.  Israel  has been  a Director  of the
                                                           Company  since  1984.   Mr.  Israel  manages  the
                                                           Company's shipping  and receiving operations from
                                                           the  Company's headquarters  located  in Chicago,
                                                           Illinois.

  Sol S. Weiner                  78           1995         Mr. Weiner is a private investor and currently is
                                                           a Director of Comtech Telecommunications, Inc.

  Sheldon Robinson               70           1995         Mr.  Robinson  is   an  owner  and  President  of
                                                           Associated   Financial   Consultants,   Inc.  and
                                                           Robinson  Financial Group, Inc.,  which companies
                                                           sell  insurance  and  investment   products.  Mr.
                                                           Robinson has been in the insurance business since
                                                           1963.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED
                                    ABOVE.

                         CERTAIN INFORMATION REGARDING
                             THE BOARD OF DIRECTORS

         In 1996, the Board of Directors held six meetings, at which all Directors were present, and took action by unanimous written consent one time. The Board of Directors presently has a Compensation Committee and an Audit Committee. The Board of Directors has no standing nominating committee. The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of the Company's executive officers. Because the Company's executive officers' employment agreements presently control the compensation paid to such executive officers, the Compensation Committee met one time during 1996. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and monitoring the provision of non-audit services by the Company's independent auditors and reviewing all potential conflict of interest situations. The Audit Committee met two times during 1996. The Compensation Committee and Audit Committee are each presently comprised of Mr. Robinson and Mr. Weiner, neither of whom has ever been an officer or employee of the Company. Mr. Robinson is Chairman of the Compensation Committee and Mr. Weiner is Chairman of the Audit Committee.

                               EXECUTIVE OFFICERS

         The following sets forth information with respect to the Corporation's executive officer who is not a director. Each officer is elected annually by the Directors and serves until his successor is elected and qualified or until his death, resignation or removal by the Directors:

         Jerome J. Hiss, 46, has served as the Chief Financial Officer of the Company since August 1996 and Secretary and Assistant Treasurer since September 1996. He is a Certified Public Accountant and a 1972 graduate of the University of Notre Dame (B.B.A). From 1983 to August 1996, Mr. Hiss was employed at ANTEC Corporation serving initially as controller of the manufacturing business and later as a corporate division controller. Prior to 1983, Mr. Hiss was employed by Household International and the public accounting firm of Deloitte & Touche.

                           SHARE OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 30, 1997 by (i) each Director of the Company who beneficially owns Common Stock, (ii) each Executive Officer named in the Summary Compensation Table, (iii) each person that is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, and (iv) all Directors and executive officers as a group.

                                                              Number of Shares             Percent of
                                                            Beneficially Owned       Shares Outstanding
                                                            ------------------       ------------------
Name (1)
--------
Yehuda Tzur . . . . . . . . . . . . . . . . . . . . . . .        1,162,000(3)                   17%
Arvin Scott . . . . . . . . . . . . . . . . . . . . . . .        1,049,000(4)                   16%
Eric Goodman (2)  . . . . . . . . . . . . . . . . . . . .          979,000(5)                   15%
Sami Israel . . . . . . . . . . . . . . . . . . . . . . .        1,001,000(6)                   15%
Sheldon Robinson  . . . . . . . . . . . . . . . . . . . .           12,000(7)             *
Sol S. Weiner . . . . . . . . . . . . . . . . . . . . . .            6,000(8)             *
Reuben Gabay  . . . . . . . . . . . . . . . . . . . . . .          631,000                       9%
All directors and officers as a group (7 persons) . . . .        4,209,000(9)                   63%

--------------------
*  less than one percent

(1) The address of each of Messrs. Tzur, Scott, Israel and Gabay are 3350 North Kedzie Avenue, Chicago, Illinois 60618-5722. The address of Mr. Goodman is 18 Gail Grove Road, North York, Ontario, Canada M9M 1M4. The address of Messrs. Robinson and Weiner are 6633 N. Sacramento, Chicago, Illinois 60645 and 101 Hamilton, Evanston, Illinois 60202, respectively.

(2) Mr. Goodman granted to each of Messrs. Tzur, Scott, Israel, and Gabay a non-transferable option to acquire from him for the nominal sum of $1.00 that number of shares of Common Stock as have a market value of $62,500-CDN, determined as of July 1, 1998 and exercisable from and after July 1, 1998 subject to certain conditions. See "Certain Transactions." Includes 2,000 shares issuable upon the exercise of options which are currently exercisable.

(3) Includes 5,000 shares issuable upon the exercise of options which are currently exercisable.

(4) Includes 27,000 shares issuable upon the exercise of options which are currently exercisable.

(5) Includes 2,000 issuable upon the exercise of options which are currently exercisable.

(6)      Includes 527,050 shares owned by Mr. Israel's spouse and children.

(7) Includes 12,000 shares issuable upon the exercise of options which are currently exercisable.

(8) Includes 6,000 shares issuable upon the exercise of options which are currently exercisable.

(9) Includes 52,000 shares issuable upon the exercise of options which are currently exercisable.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information with respect to the total annual compensation paid by the Company to the Chief Executive Officer and each of the other executive officers ("Named Executive Officers") whose total cash compensation for the year ended December 31, 1996 exceeded $100,000:


                                                         SUMMARY COMPENSATION TABLE
           NAME AND PRINCIPAL POSITION              YEAR         ANNUAL COMPENSATION
           ---------------------------              ----         -------------------           LONG-TERM           ALL OTHER
                                                                                               COMPENSATION        COMPENSATION
                                                                                               ------------        ------------
                                                               SALARY       BONUSES            NUMBER OF OPTIONS
                                                             ------         -------            ----------------
           Yehuda Tzur . . . . . . . . . . . .      1996     $160,000           ---               25,000            ---
           Chairman of the Board                    1995     $139,795           ---                 --              ---
                                                    1994     $130,921           ---                 --             $95,431
                                                                                                                         (1)

           Arvin Scott . . . . . . . . . . . .      1996     $154,800           ---               25,000            ---
           President and Chief Executive            1995     $128,806           ---               55,000            ---
           Officer                                  1994     $128,321           ---                 --              $11,286 (1)

           Eric Goodman  . . . . . . . . . . .      1996     $134,578           ---               10,000            ---
           Executive Vice President                 1995     $122,404           ---                 --              ---


           Sami Israel . . . . . . . . . . . .      1996     $135,000           ---                 --              ---
           Vice President                           1995     $139,795           ---                 --              ---
                                                    1994     $130,921           ---                 --             $94,083 (1)


(1) Such amount includes: (i) distributions made to such individual for estimated 1994 tax liabilities associated with the Company's election to be treated as an S corporation for the period from January 1, 1992 to April 30, 1994; and (ii) perquisites and other personal benefits, the aggregate amount of which is greater than 10% of the total annual salary and bonus reported for the executive officer.

OPTION TABLES.

         The following table sets forth certain information with respect to options granted to Messrs. Tzur, Scott and Goodman during the year ended December 31, 1996 under the Company's Stock Option Plan (as hereinafter defined). The Company did not grant any stock appreciation rights during the year.

                             Option Grants in 1996

                                                                                               Potential Realized
                                                                                               Value at Assumed Annual
                                                   Individual Grants                           Rates of Stock Price
                                                                                               Appreciation for OptiTerm
                        -------------------------------------------------------------------------------------------------
                                           Number of    % of Total
                                           Securities   Options
                                           Underlying   Granted to     Exercise
                                           Options      Employees In   Price (per   Expiration
                          Name             Granted      Fiscal Year    Share)         Date        5% ($)      10% ($)
                       --------------------------------------------------------------------------------------------------
                          Yehuda Tzur         25,000         33%         $5.00       9/10/07       ---          $22,114
                          Arvin Scott         25,000         33%         $5.00       9/10/07       ---          $22,114

                          Eric Goodman        10,000         13%         $5.00       9/10/07       ---          $ 8,845





AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END OPTION VALUES

         The following table provides information on option exercises during the year ended December 31, 1996 by the Named Executive Officers and the value of such officers' unexercised stock options as of December 31, 1996.


                                                                                    Value of Unexercised
                                                     Number of Unexercised          In-the-Money Options
                                                      Options at 12/31/96                at 12/31/96
-----------------------------------------------------------------------------------------------------------
                 Shares
                 Acquired on     Value
  Name           Exercise (#)    Realized ($)    Exercisable     Unexercisable    Exercisable   Unexercisable
-----------------------------------------------------------------------------------------------------------

  Yehuda Tzur         ---             ---                5,000         20,000        ---            ---

  Arvin Scott         ---             ---               27,000         53,000      $23,375        $35,062

  Eric Goodman        ---             ---                2,000          8,000        ---            ---

COMPENSATION OF DIRECTORS

         Each Director of the Company, who is not an officer or employee of the Company, receives a fee of $2,500 per quarter and is reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. During 1996, each of Messrs. Weiner and Robinson received $10,000 in directors fees and options to purchase 1,000 shares of Common Stock at a price of $5.00 per share which were exercisable immediately.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         The Compensation Committee of the Board of Directors is comprised of Sol S. Weiner and Sheldon Robinson, neither of whom has ever been an officer or employee of the Company.

EMPLOYMENT AGREEMENTS

         Each of Messrs. Tzur, Scott, Goodman and Israel are parties to employment agreements with the Company, all of which extend to May 1999, unless terminated sooner in accordance with the provisions of such agreements, as amended, and which provide for the renewal thereof for successive periods of one year at the option of the Company. The employment agreements of each of such individuals currently provide for an annual base salary of $135,000 and periodic bonuses. Pursuant to the terms of the employment agreements, as amended, the officers' compensation thereunder is subject to periodic adjustment by the Board of Directors, or a committee thereof.

         The foregoing employment agreements contain certain non-competition covenants pursuant to which Messrs. Tzur, Scott, Goodman and Israel are prohibited from owning (subject to limited exceptions) or providing certain services to businesses similar to or in competition with the business of the Company, so long as each of such individuals is employed pursuant to such employment agreements, and for a period of one-year thereafter.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.

         Presently, all compensation decisions relating to the salaries of the Named Executive Officers are governed by employment agreements between the Company and each of Mr. Tzur, Scott, Goodman and Israel, which agreements provide for the payment of annual base salaries of $135,000 subject to increases or decreases in amount as determined by either the Board of Directors or the Compensation Committee, to each of such individuals and periodic bonuses. Because the Named Executive Officers' employment agreements presently control the compensation paid to such executive officers, the Compensation Committee did not formulate policies with respect to the Named Executive Officers' compensation during 1996.

COMPARATIVE PERFORMANCE GRAPH.

         The graph set forth below compares cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the companies listed on the Nasdaq Stock Market (U.S. Companies) ("Nasdaq Market Index") and an industry group consisting of publicly-traded companies included in the Company's Standard Industrial Classification Code (SIC Code 5013 - Motor Vehicle Supplies & New Parts) (the "Industry Index") for the period from December 15, 1994 (the date of the Company's initial public offering) to December 31, 1996. The comparison assumes the investment of $100 in Common Stock, the Nasdaq Market Index and the Industry Index on December 15, 1994 and the reinvestment of all dividends. The shareholder return of each of the companies in the Industry Index has been weighted according to market capitalization at the beginning of each measurement period. Although most of the companies included in the Industry Index engage in the distribution of brake parts, such companies also engage in other lines of business.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     AMONG UNIVERSAL AUTOMOTIVE INDUSTRIES,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX


-------------------------------FISCAL YEAR ENDING-------------------------------
COMPANY                                         1994    1994    1995    1996
UNIVERSAL AUTOMOTIVE IND                        100.00   93.02  106.98   19.19
INDUSTRY INDEX                                  100.00  100.00  103.38  111.92
BROAD MARKET                                    100.00  100.00  129.71  161.18


                     ASSUMES $100 INVESTED ON DEC. 15, 1994
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1996


                               STOCK OPTION PLAN

         The Company maintains the Universal Automotive Industries, Inc. Share Option Plan (the "Stock Option Plan") for the benefit of its key employees, non-employee directors, advisors, independent contractors and such other persons as the Board of Directors believes valuable to the Company ("Eligible Persons"). Options granted under the Stock Option Plan may be either incentive stock options ("ISOs") under Section 422 of the Code or nonstatutory options (an option which is not intended to be an "incentive stock option," as defined in Section 422 of the Code). Options to purchase an aggregate of 138,026 shares of Common Stock are outstanding under the Stock Option Plan.

         The Stock Option Plan, which was adopted by the Board of Directors on October 13, 1994 and approved by the Company's stockholders on October 13, 1994, is intended to encourage ownership of Common Stock by Eligible Persons, in order to attract such persons or to encourage such persons to serve or continue to serve the Company, and to provide additional incentives for such persons to promote the success of the Company. There are a total of 300,000 shares of Common Stock reserved for issuance under the Stock Option Plan. The Stock Option Plan is administered by the Board of Directors, which may delegate its authority to a committee.

         No ISOs shall be granted after the expiration of the earlier of ten years from the date of adoption and approval of the Stock Option Plan by the Company and its stockholders. The fair market value of shares of Common Stock with respect to which ISOs are exercisable for the first time by any Eligible Person during any calendar year shall not exceed $100,000.

         The exercisable price per share for shares underlying each nonstatutory option shall be determined by the Board of Directors, which has the power to determine eligibility to receive options and terms of any options granted, including the exercise price, the number of shares subject to such nonstatutory option, the vesting schedule and the exercise period. The exercise price per share for shares underlying all ISOs granted under the Stock Option Plan must be at least equal to the fair market value of a share of Common Stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock, the exercise price per share for shares underlying any ISO granted must equal at least 110% of the fair market value of a share of Common Stock covered by such ISO on the grant date and the ISO shall terminate not more than five years from the grant date.

         ISOs shall terminate not more than ten years from the date of grant. Nonstatutory options shall terminate not more than eleven years from the date of grant. All options granted under the Stock Option Plan may be exercised over a period of time after such person leaves the Company or after death. All options granted under the Stock Option Plan are non-transferable.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's Directors, Executive Officers and persons who own more than 10% of the outstanding shares of the Common Stock file with the Securities and Exchange Commission, certain reports relating to their ownership of Common Stock and changes in such ownership. The Company is required to identify in this Proxy Statement any persons subject to this requirement who failed to file any such report on a timely basis. Based solely on a review of the copies of such reports furnished to the Company, all such reports were filed on a timely basis.

                              CERTAIN TRANSACTIONS

         Until June 1995, the Company's former headquarters facility located in Chicago, Illinois, from which it moved in June 1994 to its present facility, was owned by a land trust, operating as a partnership, of which Yehuda Tzur, Reuben Gabay and Sami Israel are the beneficiaries (the "Talman Trust"). The Company stored obsolete inventory at its former headquarters facility. The Company paid $58,800 and $115,233 in rent for such facility during 1995 and 1994, respectively.

         In April 1994, the Company acquired all the voting capital stock of UBP Canholdings, an Ontario, Canada corporation, which is the parent company of Universal Brake Parts, Inc., an Ontario, Canada corporation (hereinafter referred to together as "UBP Canholdings"), pursuant to a stock exchange agreement effective April 30, 1994 (the "Stock Exchange Agreement"), under which Eric Goodman, the owner of UBP Canholdings, exchanged all of the outstanding voting Common Stock of UBP Canholdings for 20% of the outstanding Common Stock of the Company. Mr. Goodman became an executive officer and a Director of the Company contemporaneously with the consummation of such transactions. Immediately prior to the exchange of shares between Mr. Goodman and the Company, the Company purchased the assets of a subsidiary of UBP Canholdings which operated a specialty brake parts warehouse in Michigan.

         Prior to May 1994, Messrs. Tzur, Scott, Gabay and Israel owned all of the issued and outstanding capital stock of IDC Holdings Corporation, an Ontario, Canada corporation and Universal Automotive, Inc. Immediately prior to the consummation of the acquisition of UBP Canholdings, Messrs. Tzur, Scott, Gabay and Israel, pursuant to a stock exchange agreement between such individuals and the Company, exchanged all of such IDC Holdings Corporation and Universal Automotive Industries, Inc. capital stock for the issuance to each of them of a 25% interest in the Company.

         In connection with the acquisition of UBP Canholdings by the Company, the Company and Messrs. Tzur, Scott, Gabay and Israel agreed to guarantee the repayment of approximately $350,000 owed by UBP Canholdings to an individual who was previously associated with UBP Canholdings. In exchange for such guarantee Mr. Goodman, pursuant to the terms of the Stock Exchange Agreement, granted to each of Messrs. Tzur, Scott, Gabay and Israel a non-transferable option to acquire from him for the nominal sum of $1.00 that number of shares of Common Stock as have a market value of $62,500-CDN, determined as of July 1, 1998, and exercisable during the period from July 1, 1998 through January 1, 1999.

         For the period during which the Company was an S corporation, the Company made periodic distributions of S corporation income to its then existing stockholders, the majority of which distributions were to correspond with such stockholder's tax liabilities associated with the Company's earnings. In 1994, the Company made distributions of S corporation income to each of Messrs. Tzur, Gabay and Israel of approximately $79,124 including approximately $46,665 in connection with their respective remaining 1993 income tax liabilities.

         In 1991, each of Messrs. Tzur, Gabay and Israel and in 1993, Mr. Scott, loaned the Company $90,000, which loans are evidenced by separate promissory notes, which bear interest at the fixed rate of 10% per annum and are due on December 31, 1996. In 1994, Mr. Goodman loaned the Company approximately $90,000, which loan bears interest from May 1, 1994 at 10% per annum. Messrs. Tzur, Scott, Gabay, Goodman and Israel agreed with the Company, effective December 15, 1994, to forgive the payment of any accrued interest by the Company on these notes and to the repayment by the Company of only the principal portion of such notes over a 24-month period beginning in 1995. As of December 31, 1996 amounts outstanding on Messrs. Scott, Tzur, Goodman, Gabay and Israel's notes were $11,981, $45,000, $20,735, $35,008 and $45,000, respectively.

         The Company maintains key man life insurance policies, which it purchased through the insurance agency of which Sheldon Robinson, a director of the Company, is an owner, covering the life of each of Mr. Tzur, Mr. Scott, Mr. Gabay and Mr. Israel in the amount of $1,000,000, the proceeds of which would be payable to the Company. The Company paid premiums of approximately $69,000 for these policies in 1996.

         The Company has borrowed a total of $1,430,000 on a short term basis from Messrs. Tzur, Gabay and Weiner and a general partnership managed by Mr. Robinson, the terms and current outstanding balances of which are set forth in the following table:

                                                  Outstanding
                               Amount               Balance
        Lender                Borrowed           As of 12/31/96         Interest Rate           Maturity
        ------                --------           --------------         -------------           --------
 Yehuda Tzur                  $100,000                  $40,000               0                  Demand

                              $100,000                 $100,000     Mr. Tzur's cost of     Later of 1/1/98 or
                                                                    borrowing              demand
 General Partnership
 Managed by Sheldon
 Robinson                     $250,000                 0                    12.0%               10/15/96

                              $250,000(1)              $250,000             11.0%          6 payments of
                                                                                           $30,000 through
                                                                                           4/15/97 and
                                                                                           2 payments of
                                                                                           $35,000 through
                                                                                           5/15/97

 Sol S. Weiner                $100,000(2)              $100,000             11.0%                5/12/97

 Reuben Gabay                 $630,000                 $630,000             11.0%          Later of 1/1/98 or
                                                                                           demand

(1) Plus options to purchase 10,000 shares of Common Stock at $5.00 per share which are exercisable immediately.

(2) Plus options to purchase 4,000 shares of Common Stock at $5.00 per share which are exercisable immediately.

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed, subject to stockholder ratification, the firm of Altschuler, Melvoin and Glasser LLP, certified public accountants, as the Company's independent auditors for 1997. If the shareholders do not ratify the appointment of Altschuler, Melvoin and Glasser LLP, the Board of Directors will reconsider its appointment upon the recommendation of the Audit Committee.

     A representative of Altschuler, Melvoin and Glasser LLP is expected to be present at the Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate shareholder questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ALTSCHULER, MELVOIN AND GLASSER LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.


                         DATE FOR RECEIPT OF PROPOSALS

     In order for stockholder proposals to be included in the proxy materials for the Company's 1997 Meeting of Stockholders, any such proposal must be received by the Company at its executive offices not later than January 7, 1998 and meet all other applicable requirements for inclusion therein.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matter to come before the Meeting. However, if any such matter does come before the Meeting which requires the vote of the Stockholders, it is the intention of the persons named in the enclosed Proxies to vote the shares of Common Stock represented thereby in accordance with the recommendations of the Company's management and their judgment on such matter.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 WILL BE PROVIDED FREE OF CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST DIRECTED TO UNIVERSAL AUTOMOTIVE INDUSTRIES, INC., 3350 NORTH KEDZIE AVENUE, CHICAGO, ILLINOIS 60618, ATTENTION: JEROME HISS.

                                        By order of the Board of Directors,


                                        Jerome J. Hiss, Secretary

Chicago, Illinois
May 8, 1997

                     UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                               3350 North Kedzie
                            Chicago, Illinois  60618

          This Proxy is Solicited on Behalf of the Board of Directors.

         The undersigned hereby appoints Yehuda Tzur and Jerome Hiss, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Shares of Common Stock of Universal Automotive Industries, Inc. (the "Corporation") held of record by the undersigned on May 2, 1997, at the Annual Meeting of Stockholders when convened on June 26, 1997, or any adjournment thereof.

1. ELECTION OF DIRECTORS--PROPOSAL to elect six Directors to hold office until the next Annual Meeting of Stockholders, or otherwise as provided in the Corporation's Certificate of Incorporation (check one box):


[ ] FOR all nominees listed below                        [ ] WITHHOLD AUTHORITY
    (except as withheld in the space provided below)         to vote for all of the nominees listed below


NOMINEES: Mr. Yehuda Tzur, Mr. Arvin Scott, Mr. Eric Goodman, Mr. Sami Israel, Mr. Sol S. Weiner and Mr. Sheldon Robinson

(INSTRUCTIONS To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                         Continued on the reverse side

2. SELECT AUDITOR--PROPOSAL to concur in the selection of Altschuler, Melvoin and Glasser LLP as the Corporation's independent auditor for the fiscal year ending December 31, 1997 (check one box); and

                 [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

3. OTHER BUSINESS--in their discretion, the Proxies are authorized to transact any other business as may properly come before the Meeting, or any adjournment thereof.

    This proxy when properly executed will be voted in the manner directly herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

                                        ________________________________________
                                          Signature                         Date

                                        ________________________________________
                                          Signature                         Date

                                        NOTE:  Sign exactly as name appears
                                        above.  If joint tenant, both should
                                        sign.  If attorney, executor,
                                        administrator, trustee or guardian, give full title as such. If a corporation, please sign corporate name by President or authorized officer. If a partnership, sign in full partnership name by authorized person.



Please promptly initial, date, sign and return the card using the addressed envelope. Please contact Jerome Hiss at (773) 478-2323 with any questions regarding the above.